Exhibit 99

              TRANSGENOMIC INC. REPORTS FIRST QUARTER 2006 RESULTS

    OMAHA, Neb., May 2 /PRNewswire-FirstCall/ -- Transgenomic Inc.
(Nasdaq: TBIO) today announced financial results for the quarter ended
March 31, 2006. The Company's financial results are presented in the tables that follow.

    The Company reported a net loss of $318,000 or $0.01 per share for the first quarter of 2006 as compared to a net loss of $2.9 million or $0.10 per share for the first quarter of 2005. The 2006 net loss was comprised of a loss from continuing operations of $304,000 or $0.01 per share and a loss from discontinued operations of $14,000. The 2005 net loss was comprised of a loss from continuing operations of $2.2 million or $0.07 per share and a loss from discontinued operations of $730,000 or $0.03 per share.

    Net sales from continuing operations were $6.5 million during the first quarter 2006, compared to $6.9 million during the comparable period of 2005. Gross profit from continuing operations was $3.0 million or 46 percent during the first quarter of 2006 compared to $3.4 million or 49 percent during the comparable period of 2005. Operating expenses from continuing operations were $3.3 million during the first quarter of 2006 compared to $3.9 million during the same period of 2005. Cash flows used in operating activities totaled $26,000 during the first quarter of 2006 compared to $213,000 during the same period of 2005. Cash and cash equivalents totaled $6.6 million at March 31, 2006.

    Comment and Outlook

    Interim CEO, Mike Summers, commented that first quarter 2006 net sales and operating results were significantly improved compared to the fourth quarter of 2005. "While instrument placements in Europe were relatively consistent, domestic placements demonstrated improvement. This is largely due to our value proposition in oncology translational and clinical research. Net sales from consumables increased 20 percent from the fourth quarter of 2005, and while year-over-year consumables sales trends are slightly negative, this is largely attributable to foreign currency fluctuations. Consumables volume was actually higher during the first quarter of 2006 compared to the same period of 2005."

    Regarding the remaining nucleic acids facility in Glasgow, Scotland, Summers stated, "The timing and cost of decommissioning continues according to plan. We are pursuing the liquidation of related assets and the necessary regulatory approvals. The shut-down and liquidation of this facility and the related assets is not expected to have a significant impact on the results of our operations beyond the second quarter of 2006."

    Turning to liquidity and working capital, operating cash flows during the quarter were at essentially break even levels. Summers stated, "While we experienced a modest decrease in cash and cash equivalents during the first quarter of 2006 due principally to scheduled technological improvements in our laboratories, we are pleased to report one of our best ever quarterly performances with regard to operating cash flows."

    Earnings Call

    Company management will discuss first quarter 2006 financial results via teleconference on Tuesday, May 2, at 5:00 p.m. EDT. To access the call via telephone, dial 800-795-1259. The company will also host a live broadcast of the call over the Internet. To listen to the webcast, investors should log on to the company's Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions listed. An archived recording of the conference call will be available and can be accessed via the web using the same link listed above for 14 days after the call. Investors can also listen to a replay via telephone until 11:59 p.m. EDT on Tuesday, May 16, 2006. Simply dial 888-566-0826 or 402-220-0118 from any telephone.

    About Transgenomic

    Transgenomic provides versatile and innovative research tools and related consumable products. Transgenomic's BioSystems segment offers its WAVE(R) Systems and associated consumables. These systems are specifically designed for use in genetic variation detection and single- and double-strand DNA/RNA analysis and purification. These systems have broad applicability to genetic research and molecular diagnostics. To date there have been approximately 1,300 systems installed in over 30 countries around the world. In addition, the BioSystems segment offers WAVE-based biomarker discovery and validation services in support of translational research, pre-clinical and clinical studies. For more information about the innovative genomics research tools developed and marketed by Transgenomic, please visit the company's Web site at www.transgenomic.com.

    Forward-Looking Statement

    Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

                               Transgenomic, Inc.
                            Summary Financial Results
            Unaudited Condensed Consolidated Statements of Operations
                  (dollars in thousands except per share data)

                                                     Three Months Ended
                                                         March 31,
                                                ----------------------------
                                                    2006            2005
                                                ------------    ------------
NET SALES                                       $      6,497    $      6,927
COST OF GOODS SOLD                                     3,515           3,528
   Gross profit                                        2,982           3,399
OPERATING EXPENSES:
   Selling, general and administrative                 2,709           3,286
   Research and development                              604             606
                                                       3,313           3,892
LOSS FROM OPERATIONS                                    (331)           (493)
OTHER INCOME (EXPENSE):
   Interest expense                                       --          (1,657)
   Other, net                                             44              (8)
                                                          44          (1,665)
LOSS BEFORE INCOME TAXES                                (287)         (2,158)
INCOME TAX EXPENSE                                        17               4
LOSS FROM CONTINUING OPERATIONS                         (304)         (2,162)
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX            (14)           (730)
NET LOSS                                        $       (318)   $     (2,892)

BASIC AND DILUTED LOSS PER SHARE:
   From continuing operations                   $      (0.01)   $      (0.07)
   From discontinued operations                         0.00           (0.03)
                                                $      (0.01)   $      (0.10)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES
 OUTSTANDING                                      49,184,722      29,984,491

                               Transgenomic, Inc.
                            Summary Financial Results
            Unaudited Condensed Consolidated Statements of Cash Flows
                             (Dollars in thousands)

                                                     Three Months Ended
                                                         March 31,
                                                ----------------------------
                                                    2006            2005
                                                ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                      $       (318)   $     (2,892)
  Adjustments to reconcile net loss to net
   cash flows from operating activities:
    Depreciation and amortization                        437           1,049
    Non-cash financing costs                              --           1,438
    Other                                                 --               3
  Changes in operating assets and liabilities           (145)            189
    Net cash flows from operating activities             (26)           (213)
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                    (110)           (387)
  Change in other assets                                 (23)             68
  Proceeds from asset sales                               --             100
    Net cash flows from investing activities            (133)           (219)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in Credit Line                               --           1,161
  Payments on Term Note                                   --            (178)
  Issuance of common stock, net of expenses                5               3
    Net cash flows from financing activities               5             986
EFFECT OF FOREIGN CURRENCY EXCHANGE RATE
 CHANGES ON CASH                                          28             (58)
NET CHANGE IN CASH AND CASH EQUIVALENTS                 (126)            496
CASH AND CASH EQUIVALENTS AT BEGINNING OF
 PERIOD                                                6,736           1,002
CASH AND CASH EQUIVALENTS AT END OF PERIOD      $      6,610    $      1,498

                               Transgenomic, Inc.
                            Summary Financial Results
                 Unaudited Condensed Consolidated Balance Sheets
                  (dollars in thousands except per share data)

                                                  March 31,     December 31,
                                                    2006            2005
                                                ------------    ------------
                    ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                     $      6,610    $      6,736
  Accounts receivable (net of allowances for
   bad debts of $581 and $615, respectively)           7,493           7,542
  Inventories                                          2,891           2,990
  Prepaid expenses and other current assets              757             653
  Current assets of discontinued operations              191             197
     Total current assets                             17,942          18,118
PROPERTY AND EQUIPMENT, NET                            2,312           2,577
OTHER ASSETS:
  Goodwill                                               638             638
  Other assets                                         1,048           1,074
  Non-current assets of discontinued
   operations                                          2,970           2,933
                                                $     24,910    $     25,340
    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                              $      2,141    $      1,796
  Other accrued expenses                               2,905           3,114
  Accrued compensation                                   562             602
  Current liabilities of discontinued
   operations                                          1,615           1,922
     Total current liabilities                         7,223           7,434
  Long-term debt                                          --              --
     Total liabilities                                 7,223           7,434
STOCKHOLDERS' EQUITY                                  17,687          17,906
                                                $     24,910    $     25,340

SOURCE  Transgenomic Inc.
    -0-                             05/02/2006
    /CONTACT:  Robert J. Pogulis, Ph.D. of Transgenomic, Inc.,
+1-845-782-9617, rpogulis@transgenomic.com/
    /Web site:  http://www.transgenomic.com
                http://www.transgenomic.com/events.asp?id=6 /
    (TBIO)